                                                                    Exhibit 99.8


[LEARNING EXPRESS LOGO]        LEARNING EXPRESS, INC.
                           a Massachusetts Corporation
                           29 Buena Vista Corporation
                           Ayer, Massachusetts 01432
                                  978/889-1000


[LEARNING EXPRESS TRAIN LOGO]



                       MATERIAL MODIFICATION TO FRANCHISE
                   OFFERING CIRCULAR FOR EXISTING FRANCHISEES
                               AS REQUIRED BY THE
                       CALIFORNIA FRANCHISE INVESTMENT LAW



THE CHANGES SET FORTH HEREIN ARE VOLUNTARY. IF FRANCHISEE DOES NOT RECEIVE THE ATTACHED DISCLOSURE AT LEAST FIVE BUSINESS DAYS BEFORE THE EXECUTION OF THE BINDING AGREEMENT, THE FRANCHISEE MAY, BY WRITTEN NOTICE, MAILED OR DELIVERED TO LEARNING EXPRESS, INC., OR KENNETH F. DARROW, ESQ. (AGENT FOR LEARNING EXPRESS, INC.), 9350 SOUTH DIXIE HIGHWAY, SUITE 1550, MIAMI, FLORIDA 33156, WITHIN FIVE BUSINESS DAYS FOLLOWING THE EXECUTION OF THE AGREEMENT, RESCIND THE AGREEMENT TO THE MODIFICATION.

THE COMPANY'S REGISTERED AGENT AUTHORIZED TO RECEIVE SERVICE OF PROCESS IN THE STATE OF CALIFORNIA IS:


                     CALIFORNIA COMMISSIONER OF CORPORATIONS
                          980 NINTH STREET, SUITE 500,
                          SACRAMENTO, CALIFORNIA 95814



The effective date of this Offering Circular is:  May 8, 2000

                                TABLE OF CONTENTS



                  INTRODUCTION                                             1

ITEM 1            The Franchisor, Its Predecessors and Affiliates          2

ITEM 7            Initial Investment                                       3

ITEM 8            Restrictions on Sources of Products and Services         3

ITEM 11           Franchisor's Obligations                                 3

ITEM 12           Territory                                                4

ITEM 16           Restrictions on What Franchisee May Sell                 4

ITEM 17           Renewal, Termination, Transfer, Dispute Resolution       4

ITEM 20           List of Outlets                                          5

ITEM 22           Contracts                                                5

ITEM 23           Receipt                                                  5


                  ACKNOWLEDGMENT OF RECEIPT (YOUR COPY)
                  ACKNOWLEDGMENT OF RECEIPT (OUR COPY)


EXHIBITS TO THIS OFFERING CIRCULAR

EXHIBIT 1  -  Proposed Amendment to Franchise Agreement, including
              Exhibit "A" - Supplement to Learning Express Operations Manual
EXHIBIT 2  -  Order of the California Department of Corporations
              Approving and Registering this Offering Circular

                                  INTRODUCTION

Learning Express, Inc. (referred to as the "Company," "we" or "us") offers its franchisees the opportunity to amend their existing Local Store Franchise Agreement (the "Franchise Agreement") on the terms stated in the Amendment to Franchise Agreement/Local Franchise License Agreement ("Amendment") (see Exhibit 1 to this Offering Circular). Capitalized terms, not defined here, have the same meaning as in the Franchise Agreement or Offering Circular currently on file with the California Department of Corporations.

LearningExpress.com Holdings LLC, a Delaware limited liability company ("LECH") is offering an aggregate of 2,607,750 of its Common Shares to our franchisees and regional owners. LECH is the parent of Learning Express.com LLC, a Delaware limited liability company ("LEC"). LEC serves as the e-commerce distribution channel of Learning Express. LEC will provide similar products and services as the Learning Express franchised stores, but operate through the LearningExpress.com World Wide Web site (the "On-Line Store"). LEC's business operations will be integrated with participating Learning Express Local Store Franchisees in an effort to minimize the sales channel conflict between the Local Store Franchisees and the Web site and to maximize the options for customers seeking to buy Learning Express products. Each franchisee under a current Franchise Agreement with us as of April 10, 2000 and which remains a franchisee as of the date when the registration statement of LECH is declared effective by the Securities and Exchange Commission and executes and delivers an amendment to its Franchise Agreement in the form of Exhibit 1 to this Offering Circular, will receive 14,250 Common Shares of LECH for each Local Store franchise that it owns.

The key terms of the Amendment are, in addition to the issuance of 14,250 Common Shares of LECH:

         (1) a provision stating that the franchisee will not have any rights under the Franchise Agreement against us or any other party with respect to LEC's operation of its Online Store, other than as set forth in the Amendment;

         (2) Our agreement to pay the franchisee, for the 2 year period after LEC's launch of the Online Store, a commission of 5% of net sales resulting from the Online Store's sales to addresses within the franchisee's "protected territory" under the Franchise Agreement, and after those first 2 years, a commission of not less than 2.5% of net sales, as determined by the Board of Managers of LECH, taking into account sales and cash flow information; and

         (3) the franchisee's agreement that the Manual will be amended to provide for the franchisee's cooperation and assistance in various aspects of the Online Store.

Each franchisee which wishes to receive the Common Shares will need to execute a "LearningExpress.com Holdings LLC First Amended and Restated Operating Agreement" and an Amendment. LECH is not permitted by the Securities Act of 1933 and the rules of the Securities and Exchange Commission, to issue the Common Shares to franchisees until the registration statement has been declared effective by the Securities and Exchange Commission. Accordingly, until the registration statement has been declared effective and a final prospectus, together with the operating agreement and the franchise agreement amendment bearing the franchisee's signature and also executed by us, in the case of the amendment and LECH, in the case of the operating agreement, have been delivered back to the franchisee, the amendment and the operating agreement will not be binding upon you. Prior to the effective date, execution and delivery, you may withdraw your executed amendment and operating agreement at any time by indicating in a written notice received by us at our address or sent to us by fax at (978) 889-1010, that you do not wish to continue with the amendment and receive the Common Shares. If you do not withdraw, the amendment and operating agreement, if executed and delivered by you to LECH, will become binding agreements after the registration statement has been declared effective and the final prospectus and executed amendment and operating agreement are sent or delivered to you. The operating agreement executed by LECH, will evidence your ownership of Common Shares.

         Execution of the amendment and operating agreement is strictly optional on your part. All franchisees are being offered the same form of amendment and operating agreement. If you do not execute the amendment and operating agreement, you will not receive the Common Shares and not participate in the On Line Store. Your status as a Learning Express franchisee will in no way be altered or modified.

         The modifications to the Franchise Agreement, as a result of execution of the Amendment are described under the applicable Uniform Franchise Offering Circular item headings which follow.

                                     ITEM 1
                 THE FRANCHISOR, ITS PREDECESSORS AND AFFILIATES


         Our affiliate, LearningExpress.com LLC, is a Delaware limited liability company formed in November 1999 ("LEC"). LEC maintains its principal business address at 29 Buena Vista Street, Ayer, Massachusetts 01432. LEC serves as the e-commerce distribution channel of Learning Express. LEC will provide similar products and services as the Learning Express franchised stores, but operate through the LearningExpress.com World Wide Web site (the "On-Line Store"). LEC's business operations will be integrated with participating Local Store Franchisees in an effort to minimize the sales channel conflict between the Local Store Franchisees and the Web site and to maximize the options for customers seeking to buy Learning

Express products. LEC is itself a subsidiary of Learning Express.com Holdings, LLC, a Delaware limited liability company ("LECH") whose business address is also 29 Buena Vista Street, Ayer, Massachusetts 01432. LECH is partially owned by Local Store Franchisees in existence as of April 10, 2000 and our Regional Owners.

         Under the Amendment, you will participate in the On-Line Store by providing certain services in connection with its operation, such as dedicating space for a kiosk area, engaging in marketing and promotion activities and facilitating product fulfillment and returns. You will be entitled to receive certain payments in consideration for your participation. (See Item 12.) The specifics of the On-Line Store are contained in Exhibit A to the Amendment, attached to this Offering Circular as Exhibit 1.

                                     ITEM 7
                               INITIAL INVESTMENT

         Under the Amendment you will provide appropriate space inside your location for placement of the On-Line Store Kiosk. You will provide the appropriate utility connections as well as subscription service to an Internet Service Provider ("ISP") for access to the World Wide Web. Customers will have access only to the Learning Express.com URL.

         You will have no cost associated with Kiosk hardware and related equipment and fixtures, excluding ongoing communications and ISP subscription costs.


                                     ITEM 8
                RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES

         The On-Line Store will be the only Internet based e-commerce distribution channel authorized for Learning Express franchisees. You will be required to display the LEC URL on catalogs, print ads, marketing and advertising materials, bags and in-store displays.

         You will also be required to accept gift certificates and coupons from the On-Line Store, using the same process as is currently in place for franchised stores.

         You will be required to accept product returns from On-Line Store customers following the exiting inter-store procedure set out in the Manual.

                                     ITEM 11
                            FRANCHISOR'S OBLIGATIONS

         Under our agreement with LEC, LEI will promote LEC and the On-Line

Store in all marketing, advertising and promotion campaigns relating to Local Store franchisees. This will include a prominent listing of the name, URL and a brief description, such as "Shop for Learning Express toys and games on-line at www.LearningExpress.com," for the On-Line Store in all catalogs, periodic product newsletters and any other marketing, advertising or promotional materials prepared by or on our behalf for use by Local Store Franchisees.

         Promptly following full execution of the Amendment, LEC will (i) assist Local Store Franchisees with the procurement, installation and operation of the Kiosk equipment and the Kiosk as provided in the Manual; (ii) provide all reasonable cooperation, assistance and payments to Local Store Franchisees to effectuate the provisions of the Amendment and the Manual and (iii) effectuate and otherwise make all payments required to be made to the Local Store Franchisee in connection with the product order, fulfillment and return functions described in the Manual.

                                     ITEM 12
                                    TERRITORY

         Under the Amendment, we will pay you a commission (the "On-Line Commission") equal to a percentage (the "Percentage"), of the On-line Store's "Net Sales in Territory", accrued during each calendar month (or part) during the Term. "Percentage" means 5% through the second anniversary of the date on which the On-Line Store first commences operations and (b) after that, the percentage established from time to time by the Board of Managers of LEC, based on experience of sales and cash flow of the On-Line Store. The percentage determined by the Board of Managers will never be less than 2.5%. "Net Sales in Territory" means: (A) LEC's gross revenues accrued from the sale through the On-Line Store of products ordered by customers whose "bill to" address for the applicable order is within your Protected Territory minus (B) all costs and charges incurred in connection with returned products and related shipping and handling charges.

                                     ITEM 16
                     RESTRICTIONS ON WHAT FRANCHISE MAY SELL

         See Item 8 for information regarding requirements in connection with the On-Line Store.

                                     ITEM 17
               RENEWAL, TERMINATION, TRANSFER, DISPUTE RESOLUTION

         Under the Amendment, the Amendment will be in effect until the earlier of: (a) termination of the Franchise Agreement; (b) your breach of the provisions of the Amendment, and failure to cure after written notice; or (c) our election to terminate the Agreement due to LEC's breach of the other agreements with us.

                                     ITEM 20
                                 LIST OF OUTLETS

         As of April 1, 2000, there were 160 Local Store Franchises in operation, with 16 operating in California. We propose to modify all Franchise Agreements, including all of those in California.



                                     ITEM 22
                                    CONTRACTS

         Exhibit 1 is a copy of the proposed Amendment.

                                     ITEM 23
                                     RECEIPT

         The last page of this Offering Circular is a detachable receipt in duplicate for this Offering Circular to be signed by you.

                                  AMENDMENT TO
              FRANCHISE AGREEMENT/LOCAL FRANCHISE LICENSE AGREEMENT


     AMENDMENT (this "Amendment"), dated as of ____ _____, _____, by and between THE LEARNING EXPRESS, INC. a Massachusetts corporation ("Franchisor"), and ________________, a _______________ _____________ (the "Franchisee").





                                   BACKGROUND

A. Franchisor and Franchisee are parties to that certain Franchise Agreement/Local Franchise License Agreement dated as of ____ _____, _____ by and between Franchisor and Franchisee (the "Franchise Agreement") pursuant to the terms and conditions of which Franchisor has granted a franchise to Franchisee to operate a retail specialty toy store (the "Retail Store") using Franchisor's "System" and "Marks" in the "Protected Territory," all as defined in the Franchise Agreement.

B. Franchisor has entered into a License Agreement, dated as of November 5, 1999 (the "LEC Agreement") with LearningExpress.com, LLC, a Delaware limited liability company ("LEC"), pursuant to the terms and conditions of which Franchisor has licensed certain components of the System and the Marks to enable LEC to develop, operate and promote an Internet-based on-line specialty toy store under the name LearningExpress.com (the "On-Line Store").

C. Franchisor has entered into Management Services Agreement, dated as of November 5, 1999 (the "Management Agreement") by and among Franchisor, LEC and LearningExpress.com Holdings LLC ("LECH"), the principal owner of LEC, pursuant to the terms and conditions of which, among other matters, Franchisor has agreed to (1) support LEC's use of the System in the On-Line Store through assistance with marketing, promotion and exchange of information regarding sales, customers, vendors, and (2) contract with each of Franchisor's franchisees on the terms and conditions set forth in this Amendment.

D. Franchisor and Franchisee believe that the On-Line Store will enhance Franchisor's and Franchisee's respective businesses by, among other things, promoting the "Learning Express" image and good will to consumers who use the Internet and enhancing customer traffic to the Retail Store and other retail stores operated by other franchisees of Franchisor.

E. Accordingly, Franchisor and Franchisee are entering into this Amendment to facilitate the development, operation and promotion of the On-Line Store by LEC and to set forth: (i) certain services that Franchisee has agreed to provide to Franchisee's and LEC's customers with respect to the On-Line Store and (ii) certain specified payments and other benefits that Franchisee will receive in consideration thereof.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF FRANCHISE AGREEMENT; CAPITALIZED TERMS. The terms and provisions of this Amendment amend the Franchise Agreement. In the event of any conflict between the terms of the Franchise Agreement and the terms of this Amendment, the terms of this Amendment shall govern. Capitalized terms not otherwise defined herein shall have the same meaning(s) as set forth in the Franchise Agreement.

2.       AMENDMENT TO LEARNING EXPRESS CONFIDENTIAL OPERATIONS MANUAL.

         (a) Franchisee consents and agrees to all of the amendments to the LEARNING EXPRESS CONFIDENTIAL OPERATIONS Manual (the "Manual") set forth on Exhibit A hereto (the "Manual Amendment").

3. TERM. Franchisee's and Franchisor's obligations under this Amendment, shall commence on , 2000 and continue until the earlier to occur of: (i) termination of the Franchise Agreement in accordance with its terms (without giving effect to this Amendment), (ii) the occurrence of a material breach by Franchisee of the terms and conditions of this Amendment following written notice to Franchisee by Franchisor detailing such alleged breach and Franchisee's failure to remedy any such actual breach within ten (10) days, or such other period as may be required by applicable state law, following such notice, or (iii) upon Franchisor's election, exercised in its sole discretion by written notice to Franchisee, to terminate this Amendment incident to a breach by LEC of the LEC Agreement or the Management Agreement. The foregoing period is referred to herein as the "Term".

         Upon any termination in accordance with subsection (iii) of the foregoing paragraph, all obligations of the Franchisor and the Franchisee under this Amendment shall terminate but the Franchise Agreement and all obligations of the parties thereunder shall continue in full force and effect in accordance with their terms unaffected hereby.

4.       EQUITY AND COMMISSION

         (a)      Equity of LECH.

                  (i) In consideration of Franchisee's agreement to execute and consummate the terms and conditions of this Amendment, Franchisor shall cause LECH to issue to Franchisee 14,250 Common Shares of LECH for each Retail Store operated by Franchisee (such shares, the "Shares").

                  (ii) Prior to issuance of the Shares, LECH may require Franchisee to execute an investment letter or letters to the effect that the Shares are being acquired by Franchisee for Franchisee's own account for investment purposes, that Franchisee has no present intention of offering, distributing or otherwise disposing of the Shares, and that Franchisee shall agree not to dispose of the Shares unless a registration statement or appropriate qualification is then in effect under applicable state "Blue Sky" laws with respect to the Shares or in the opinion of counsel for LECH the Shares are exempt from the registration or qualification requirements of such laws.

                  (iii) Prior to issuance of the Shares, Franchisee shall execute and enter into the then current Operating Agreement for LECH and be bound thereby as a member of LECH. Such Operating Agreement shall provide, among other matters, that, until such time as LECH, or a successor entity, has completed an "Initial Public Offering" (defined below), all of the Shares shall be forfeited to LECH immediately upon the termination of either or both of the Franchise Agreement or this Amendment, provided, however, that the Shares shall not be subject to forfeiture in the case where either or both of the Franchise Agreement and this Amendment are terminated in connection with the sale or transfer of Franchisee's Retail Store to a New Franchisee.

                  (iv) Franchisee agrees that Franchisee will not, for a period of at least 180 days following the effective date of any "Initial Public Offering" (defined below) by LECH (or its successor-in-interest) or by LEC (or its successor-in-interest), directly or indirectly, sell, offer to sell or otherwise dispose of the Shares other than any securities which are included in such Initial Public Offering, provided, however, that LECH shall be under no obligation to include the Shares or any portion thereof in any Initial Public

                           Offering. If the managing underwriter of any such Initial Public Offering determines that a shorter time period is appropriate, the aforementioned 180 day period may be shortened consistent with the requirements of such managing underwriter. An "Initial Public Offering" shall mean LECH's, or a successor entity's, initial distribution of securities in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission.

         (b)      On-Line Commission.

                  (i) In consideration of Franchisee's performance of Franchisee's obligations hereunder, Franchisor shall pay to Franchisee a commission (the "On-Line Commission") equal to a percentage (the "Percentage"), of the On-Line Store's "Net Sales in Territory" accrued during each calendar month (or portion thereof) during the Term. "Percentage" shall mean (a) five percent (5%) through the second anniversary of the "On-Line Store Date," defined below, and (b) for the period thereafter, the percentage established from time to time by the Board of Managers of LEC based on experience of sales and cash flow of the On-Line Store, provided, however, that, (1) without limitation of the foregoing, LEC presently intends to maintain the Percentage during such period at the 5% level and (2) notwithstanding anything herein to the contrary such percentage determined by the Board of Managers shall never be less than 2.5%. "Net Sales in Territory" shall mean:
                           (A) LEC's gross revenues accrued from the sale through the On-Line Store of On-Line Store products ("Products") ordered by customers ("Customers") whose "bill-to" address for the applicable order is within the "Protected Territory" as defined in the Franchise Agreement minus (B) all costs and charges incurred in connection with returned products and shipping and handling charges in connection therewith. "On-Line Store Date" shall mean the date on which the On-Line Store first commences operation on the Internet for the sale of Products to the general public.

                  (ii) The On-Line Commission will be payable to the Franchisee within 35 days after the end of the calendar month in which LEC accrues the applicable sale(s).

                  (iii) In addition, Franchisor need not pay the On-Line Commission to Franchisee to the extent that LEC, under and pursuant to that certain Management Services Agreement by and among Franchisor, LEC and LearningExpress.com Holdings LLC (the "MSA"), has not paid to Franchisor the component of the "On-Line Commission," as defined in the MSA, corresponding to the On-Line Commission otherwise payable by Franchisor to Franchisee hereunder.

                  (iv) Franchisor may suspend payment of the On-Line Commission to Franchisee if Franchisor determines that Franchisee continues to be materially noncompliant with the Manual, as amended from time to time, following written notice by Franchisor to Franchisee of such noncompliance and a subsequent thirty (30) day opportunity to cure such non-compliance.

         (c) Except for payment of the On-Line Commission and the other consideration provided for in this Agreement, Franchisee shall have no rights under the Franchise Agreement or otherwise against Franchisor or any other party with respect to the operations and sales of LEC and the On-Line Store regardless of the billing address, shipping address or other location of the Customer or other person to whom any Product is delivered or otherwise on account of any sale of any Product.

5. FURTHER COOPERATION. Each of the parties hereto covenants and agrees that it shall furnish to the other party hereto such reasonably necessary information and reasonable assistance, including without limitation execution of documents, certificates and instruments, as such other party may reasonably require to effectuate the provisions of this Amendment.

6. CONFIRMATION OF FRANCHISE AGREEMENT. The parties hereto acknowledge, agree and confirm that subject to Sections 2(a) and 4(c) hereof, all terms and conditions of the Franchise Agreement not inconsistent with the terms of this Amendment shall continue and remain in full force and effect unaffected by this Amendment.

7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not be effective until a copy executed by Franchisee and delivered to Franchisor has been countersigned by Franchisor and delivered to Franchisee.

8.       MISCELLANEOUS.

         8.1      Notices.

Any notice required or permitted to be given to Franchisor hereunder shall be addressed as follows:

                  The Learning Express, Inc.
                  Devens Business Community
                  29 Buena Vista Street
                  Ayer, MA  01432
                  Attn:  Chief Executive Officer


Any notice required or permitted to be given to Franchisee hereunder shall be addressed as follows:





or such other address as any party may give the others notice of pursuant to this Section.



         8.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.3 Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

         8.4 Sealed Instrument. This Amendment shall have the effect of an instrument executed under seal.

                            [continues on next page]

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.




THE LEARNING EXPRESS, INC.           FRANCHISEE
                                     PRINT NAME OF LEGAL ENTITY (IF ANY):

By:  _______________________         _____________________________________
     Name:
     Title:
                                     BY:   _______________________
                                     PRINT NAME OF SIGNER: ____________________
                                     PRINT TITLE OF SIGNER: ___________________

                                     (if more than one signer, continue
                                      signatures below)


                                     BY:   _______________________
                                     PRINT NAME OF SIGNER: ____________________
                                     PRINT TITLE OF SIGNER: ___________________



                                     BY:   _______________________
                                     PRINT NAME OF SIGNER: ____________________
                                     PRINT TITLE OF SIGNER: ___________________



                                     BY:   _______________________
                                     PRINT NAME OF SIGNER: ____________________
                                     PRINT TITLE OF SIGNER: ___________________

                                    EXHIBIT A

             SUPPLEMENT TO LEARNING EXPRESS, INC. OPERATIONS MANUAL

This supplement is intended to outline the key operational requirements of each Learning Express franchisee that will facilitate cooperation thereby enhancing the development of the On-Line Store as well as the franchised stores. It does not address in detail all operational procedures that will facilitate a seamless environment for the Learning Express customer when shopping either through a franchised location, the On-Line Store or both. Those detailed procedures are under development and will be incorporated, along with the following, as part of the Learning Express, Inc. Policies and Procedures section of the Operations Manual.


     1.  IN-STORE KIOSK

         A cooperative program between Learning Express franchisee and LearningExpress.com E-commerce Company ("On-Line Store") that will enhance customer service and broaden product offerings by enabling access to the On-Line Store via a Kiosk unit.

         OPERATIONAL REQUIREMENTS: Learning Express franchisee will provide the appropriate retail space inside franchised location for placement of the Kiosk. Franchisee will provide the appropriate utility connections as well as subscription service to an Internet Service Provider ("ISP") for access to the World Wide Web. Customer will have access only to the LearningExpress.com URL.

         COST TO FRANCHISEE: Ongoing communications (i.e., telephone line and ISP subscription costs). On-line store will provide equipment and fixture to franchisee at no cost.

     2.  MARKETING AND BRAND DEVELOPMENT

          Learning Express, Inc. believes that the development of the On-Line Store will enhance the business of its Franchisees by creating additional awareness of the Learning Express name through various cooperative marketing and advertising programs.


          OPERATIONAL REQUIREMENTS: Learning Express franchisee will allow the marketing and promotion of the On-Line Store as well as display the LearningExpress.com URL on marketing materials including; catalogs, print ads, marketing and advertising materials, bags and in-store display materials.


          COST TO FRANCHISEE: Minimal, if any.

          OPERATIONAL REQUIREMENTS: Learning Express franchisee will allow up to four direct mailings to customer mailing list that will promote in a joint fashion, the On-Line Store and that particular local store.


          COST TO FRANCHISEE: None


          OPERATIONAL REQUIREMENTS: Learning Express franchisee will accept On-Line Store gift certificates and coupons utilizing the same process as now used for the franchised store system. On-Line Store gift certificates and coupons will be validated via telephonic or electronic means.


          COST TO FRANCHISEE: None


     3.   PRODUCT RETURNS


          In order to provide seamless customer service and distinguish the Learning Express On-Line Store from other like e-commerce companies, a cooperative return process between the On-Line Store and the franchised store is necessary.


          OPERATIONAL REQUIREMENTS: Learning Express franchised store will accept product returns from Learning Express On-Line Store customers following the same inter-store procedure as outlined in the current Operations Manual.


                    - Returned products that are on the Learning Express "Buying Program" will be retained into inventory by store for sale at retail. Store will receive reimbursement from On-Line Store for cost of item.


                    - Returned products that are not on "Buying Program" may be returned to the On-Line Store fulfillment center. Store will receive full reimbursement of credit given to customer.


                    - Customer will receive instructions for those items carried by the On-Line Store (i.e., direct ship by mfg., affiliate sales, etc.) that are not returnable to a franchised store location.


          COST TO FRANCHISEE:  Minimal to none

                                     RECEIPT

         THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE AMENDMENT TO FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY. IF LEARNING EXPRESS OFFERS YOU AN AMENDMENT TO FRANCHISE AGREEMENT, IT MUST PROVIDE THIS OFFERING CIRCULAR TO YOU AT LEAST:

         FIVE BUSINESS DAYS BEFORE YOU SIGN THAT AMENDMENT TO THE LOCAL STORE FRANCHISE AGREEMENT.

         IF LEARNING EXPRESS DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND THE CALIFORNIA COMMISSIONER OF CORPORATIONS, 980 NINTH STREET, SUITE 500, SACRAMENTO, CALIFORNIA 95814.

         THIS OFFERING CIRCULAR INCLUDES A COPY OF THE AMENDMENT TO THE LOCAL STORE FRANCHISE AGREEMENT, AS EXHIBIT 1, TOGETHER WITH THE SUPPLEMENT TO LEARNING EXPRESS, INC. OPERATIONS MANUAL.


         The effective date of this Offering Circular is:  May 8, 2000


                                    Print Name:_______________________________
___________________________
Witness
                                    Signed:___________________________________

                                    Address:__________________________________

                                            __________________________________

                                    Dated:____________________________________

Franchisor Copy

                                     RECEIPT

         THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE AMENDMENT TO FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY. IF LEARNING EXPRESS OFFERS YOU AN AMENDMENT TO FRANCHISE AGREEMENT, IT MUST PROVIDE THIS OFFERING CIRCULAR TO YOU AT LEAST:

         FIVE BUSINESS DAYS BEFORE YOU SIGN THAT AMENDMENT TO THE LOCAL STORE FRANCHISE AGREEMENT.

         IF LEARNING EXPRESS DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND THE CALIFORNIA COMMISSIONER OF CORPORATIONS, 980 NINTH STREET, SUITE 500, SACRAMENTO, CALIFORNIA 95814.

         THIS OFFERING CIRCULAR INCLUDES A COPY OF THE AMENDMENT TO THE LOCAL STORE FRANCHISE AGREEMENT, AS EXHIBIT 1, TOGETHER WITH SUPPLEMENT TO LEARNING EXPRESS, INC. OPERATIONS MANUAL.


         The effective date of this Offering Circular is:  May 8, 2000


                                    Print Name:________________________________
___________________________
Witness
                                    Signed:____________________________________

                                    Address:___________________________________

                                            ___________________________________

                                    Dated:_____________________________________





Franchisee Copy